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                                                                EXHIBIT 10.16

                    CONSULTING AGREEMENT AND GENERAL RELEASE


This CONSULTING AGREEMENT AND GENERAL RELEASE (hereafter "Agreement") is made and entered into this 7th day of February, 1997, by and between Irvine Apartment Communities ("Company") and Steven P. Albert ("ALBERT").

WHEREAS, ALBERT was employed by the Company from May 1, 1995 to February 7, 1997; and

WHEREAS, ALBERT'S active services with the Company will terminate on February 7, 1997; and

WHEREAS, ALBERT and the Company desire to resolve any and all claims arising out of or related to ALBERT's employment relationship with the Company, or its termination; and

WHEREAS, the Company desires to retain ALBERT's services on a consulting basis for one year;

NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, it is agreed as follows:

1. The Company will pay SGA Investment Corporation ("SGA") a monthly retainer for consulting services provided by ALBERT to the Company for the twelve months beginning February, 1997 in accordance with the following terms and conditions.

        (a) ALBERT will provide consulting services as reasonably requested in a professional and timely manner for a maximum of five hours per month during normal business hours and upon reasonable notice. Such consulting services will be similar in kind to the expertise ALBERT provided to the Company during the period of his employment.

        (b) In addition, ALBERT agrees, upon reasonable advance notice, to cooperate with the Company regarding the investigation or the defense of any legal or business issues or claims which may arise, and which relate to the time ALBERT was employed by the Company and of which ALBERT has knowledge, or is reasonably believed to have knowledge. To the extent such activities require time in excess of the five hours per month stipulated herein, SGA will be paid for additional consulting services at the rate of $300 per hour.

        (c) In exchange for ALBERT's commitments in subparagraph 1(a) and paragraph 3, the Company agrees to pay to SGA the following amounts during the consulting period:

                (i) $22,917 per month retainer, payable on our about the first day of each month.

                (ii) In addition, the Company will reimburse SGA for reasonable expenses incurred by ALBERT or SGA (telephone, travel, etc.) which are necessarily incurred and approved in advance in the performance of services requested by the Company under this Agreement.

                (iii) Should ALBERT breach his obligations in subparagraph I(a)
                      and/or paragraph 3, the Company shall have the right to terminate the consulting relationship and stop making retainer payments under paragraph 1(c)(i), in addition to any other legal or equitable remedies the Company may pursue.


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2.  ALBERT will be entitled to the following payments and benefits:

    (a) Stock dividend equivalent payments for dividends paid to shareholders in February 1997 for the fourth quarter of 1996 will be paid to ALBERT consistent with his Performance Unit Award Agreement, notwithstanding the fact that ALBERT's employment terminated prior to the record date for payment of said dividends.

    (b) ALBERT may exercise his vested stock options consistent with the terms of his Non-qualified Stock Option Agreement.

    (c) ALBERT's restricted stock awards shall vest and be paid consistent with the terms of his Performance Unit Award Agreement.

    (d) ALBERT's group insurance coverage pursuant to the terms of the Company's group insurance plans will be continued at the Company's expense through February 28, 1997 at which time ALBERT may continue such insurance if he desires in accordance with the provisions of such plans. The Company will provide ALBERT with twelve monthly payments of $2,500 commencing February, 1997 in order to assist ALBERT with purchasing his own benefits.

    (e) All earned and unused vacation and personal holiday time as of February 7, 1997 will be paid out with ALBERT's final payroll check.

    (f) ALBERT will be paid a severance payment of $141,000, less legally required deductions, within 10 days following ALBERT's execution of this Agreement and its return to the Vice President of Human Resources of the Irvine Company.

3. ALBERT promises not to make any statements intended to damage the reputation of the Company or its related entities and not to use or disclose any confidential information or trade secrets which he learned while employed by the Company, and further promises not to disclose to anyone (other than his spouse and tax/legal advisor, or as required by law) the terms of this Agreement or the fact or amount of any payment made by the Company pursuant to this Agreement.

4. In exchange for the payments and benefits provided in paragraph 2, ALBERT hereby unconditionally releases and forever discharges the Company and its related or successor companies, its owners, directors, officers, employees, representatives, and agents, from any and all claims, (including but not limited to any claims under any state or federal statutes), liabilities, demands, losses and expenses (including attorneys' fees) of any nature whatsoever, known or unknown, including, but not limited to, employment relationship or termination, which he now has or may have in the future based on any act or omission which occurred prior to the effective date of this Agreement. In addition, the Company similarly releases all of its claims against ALBERT. Each party expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code, and does so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 states as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


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    Notwithstanding the above, nothing in this Agreement is intended to alter
    ALBERT's right to defense and/or indemnification as may be provided by applicable laws.

5. This Agreement shall not in any way be construed as an admission by either party of any liability or wrongdoing on the part of the other, or that either party has any valid claims or rights whatsoever against the other.

6. This Agreement contains all of the terms, promises, representations, and the understandings made between the parties. ALBERT agrees that no promises, representations, or inducements have been made to him other than those which are expressly set forth herein. ALBERT acknowledges and agrees that he has had sufficient opportunity to fully and privately review this document prior to its execution, and has had ample opportunity to consult an attorney in connection therewith, if he so desired.

7. This Agreement will be interpreted in accordance with the laws of the State of California. Any dispute arising hereafter between the parties regarding this Agreement, or breach thereof, or ALBERT's employment or otherwise shall be resolved by an experienced employment law arbitrator selected in accordance with the procedures of the Judicial Arbitration and Mediation Services/Endispute. At the arbitrators discretion, the prevailing party in any arbitration or mediation hereunder may be entitled to recover reasonable legal fees and costs. should either party pursue any other legal or administrative action, the other party shall be entitled to recover all costs, expenses, and attorneys' fees it incurs as a result of such action.

8. In exchange for material portions of the additional pay and benefits provided in paragraph 2 and in accordance with the Older Workers Benefit Protection Act, ALBERT hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he might otherwise have had against the Company or their related entities, officers, directors, managers, or employees regarding any aspect of his employment or any other act or omission up to and including the effective date of this Agreement.

ALBERT is hereby advised (a) to consult with an attorney prior to signing this Agreement and (b) that he has 21 days in which to consider and accept this Agreement by signing and returning this Agreement to the Vice President of Human Resources of the Irvine Company. In addition, ALBERT has a period of 7 days following his signing of this Agreement in which he may revoke the Agreement. If ALBERT does not advise the Company (by writing received by the Vice President of Human Resources of the Irvine Company) within such 7 day period of his intent to revoke the Agreement, the Agreement will become effective and enforceable upon the expiration of the 7 days.


DATED:  February 13, 1997               By:  /s/ STEVEN P. ALBERT
                                             ------------------------------
                                                 Steven P. Albert

                                             Witness of voluntary signature


DATED:  February 13, 1997               By:  /s/ SUE BUTLER
                                             ------------------------------
                                                 Sue Butler
                                                 Witness' Signature



                                        IRVINE APARTMENT COMMUNITIES


DATED:  February __, 1997               By:  /s/ DONALD L. BREN
                                             ------------------------------
                                                 Donald L. Bren
                                                 Chairman


DATED:  February 13, 1997               By:  /s/ MICHAEL D. MCKEE
                                             ------------------------------
                                                 Michael D. McKee
                                                 Director

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